                                                                 EXHIBIT 3.2




                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          DUKE REALTY INVESTMENTS, INC.



                                    ARTICLE I

                                 IDENTIFICATION

      SECTION 1.01. NAME. The name of the Corporation is Duke Realty Investments, Inc. (hereinafter referred to as the "Corporation").

      SECTION 1.02. REGISTERED OFFICE AND REGISTERED AGENT. The street address of the registered office of the Corporation is 8888 Keystone Crossing, Suite 1150, Indianapolis, Indiana 46240; and the name of its Registered Agent at such address is John W. Wynne. The location of the registered office of the Corporation or the designation of its Registered Agent or both may be changed at any time or from time to time when authorized by the Board of Directors, by filing a notice of change with the Secretary of State of the State of Indiana on or before the day any such change is to take effect, or as soon as possible after the death of the Registered Agent or other unforeseen termination of his agency.

      SECTION 1.03. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors of the Corporation.


                                   ARTICLE II

                                   DEFINITIONS

      SECTION 2.01. CERTAIN DEFINITIONS. The following terms when used herein shall have the meanings set forth below:

           (a) AFFILIATE. "Affiliate" shall mean, as to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any other Person that owns beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or
      (iii) any officer, director, employee, general partner or trustee of such Person or of any Person controlling, controlled by or under common control with such Person (excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person), and shall have the meaning ascribed thereto in the Securities Exchange Act of 1934.

           (b) ARTICLES. "Articles" shall mean the Articles of Incorporation of the Corporation, filed with the Indiana Secretary of State, as amended from time to time.

           (c) BY-LAWS. "By-Laws" shall mean the By-Laws of the Corporation, as amended from time to time.

           (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended or supplemented from time to time.

           (e) CORPORATION. The "Corporation" shall mean Duke Realty Investments, Inc.

           (f) DIRECTOR. "Director" shall mean a member of the Corporation's Board of Directors.

           (g) FISCAL YEAR. "Fiscal Year" or any term describing any part thereof (such as "fiscal quarter") shall mean the fiscal year of the Corporation.

           (h) GENDER AND NUMBER. As used herein the masculine and feminine gender and the singular and plural number shall be interchangeable, as the context requires.

           (i) PERSON. "Person" shall mean an individual, partnership, trust, corporation, or any other entity.

           (j) REIT. "REIT" or "real estate investment trust" shall mean a real estate investment trust meeting all the qualifications in the Code.

           (k) SHAREHOLDERS. "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

           (l) SHARES. "Shares" shall mean the common stock of the Corporation.

           (m) UNAFFILIATED DIRECTOR. "Unaffiliated Director" shall mean a Director who is not an officer or employee of the Corporation or of any Affiliate of the Corporation.

                                   ARTICLE III

                                  CAPITAL STOCK

      SECTION 3.01. CERTIFICATES. Ownership of Shares shall be evidenced by certificates. Every Shareholder shall be entitled to receive a certificate in such form as the Directors shall from time to time approve, specifying the number of Shares of the applicable class held by such Shareholder. Unless otherwise determined by the Directors, such certificates shall be signed by the Chairman or the President and the Secretary or any Assistant Secretary and shall be countersigned by a transfer agent, and registered by a registrar, if any, and such signatures may be facsimile signatures. There shall be filed with each transfer agent a copy of the form of certificate so approved by the Directors, certified by the Chairman, President, or Secretary, and such form shall continue to be used unless and until the Directors approve some other form.

      SECTION 3.02. FRACTIONAL SHARES. In connection with any issuance of Shares, the Directors may issue fractional Shares or may provide for the issuance of scrip including, without limitation, the time within which any scrip must be surrendered for exchange into full Shares and the rights, if any, of holders of scrip upon the expiration of the time so fixed, the rights, if any, to receive proportional distributions, and the rights, if any, to redeem scrip for cash, or the Directors may in their discretion, or if they see fit at the option of each holder, provide in lieu of scrip for the adjustment of the fractions in cash. The provisions of Section 3.01 hereof relative to certificates for Shares shall apply so far as applicable to such scrip, except that such scrip may in the discretion of the Directors be signed by a transfer agent alone.

      SECTION 3.03. SHARE RECORD; ISSUANCE AND TRANSFERABILITY OF SHARES. Records shall be kept by or on behalf of and under the directions of the Directors, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. The Corporation, the Directors and the officers, employees and agents of the Corporation shall be entitled to deem the Persons in whose names certificates are registered on the records of the Corporation to be the absolute owners of the Shares represented thereby for all purposes; but nothing herein shall be deemed to preclude the Directors or officers, employees or agents of the Corporation from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Corporation, the Directors shall not be affected by any notice of such transfer, either actual or constructive.

      Shares shall be transferable on the records of the Corporation only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Directors or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution or authorization and of other matters as may reasonably be required by the Directors or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Corporation and a new certificate for the Shares so transferred shall be issued to the transferee and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Directors or a transfer agent of instruments and other evidence required by the Directors or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Directors or transfer agent. In case of the loss, mutilation or destruction of any certificate for Shares, the Directors may issue or cause to be issued a replacement certificate upon proof, satisfactory to the Directors of ownership of such lost, mutilated or destroyed certificate. Nothing in these By-Laws shall impose upon the Directors or a transfer agent a duty or limit their rights to inquire into adverse claims.

      SECTION 3.04. TRANSFER AGENT, DIVIDEND DISBURSING AGENT AND REGISTER. The Directors shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Corporation to keep records and to hold and to disburse any dividends or distributions.

      SECTION 3.05. RECORD DATE. The Board of Directors may fix a record date, which shall not be more than seventy (70) nor less than ten (10) days before the date of any meeting of Shareholders. If a Shareholders' meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, a new record date must be fixed.

      SECTION 3.06. REPORTS TO SHAREHOLDERS. Not later than ninety (90) days after the close of each fiscal year of the Corporation, the Directors shall mail a report of the business and operations of the Corporation to the Shareholders, containing an audited balance sheet and a statement of income of the Corporation accompanied by an opinion of an independent certified public accountant. A signed copy of the accountant's opinion shall be filed with the Directors.

      The Corporation will also mail to the Shareholders, within sixty-five (65) days after the end of each fiscal quarter, quarterly reports containing unaudited financial information for each of the first three quarters of each fiscal year.

      SECTION 3.07. REGULATIONS. The issue, transfer, conversion and registration of certificates for Shares shall be governed by such other regulations as the Board of Directors may establish.

                                   ARTICLE IV

                            MEETINGS OF SHAREHOLDERS

      SECTION 4.01. EFFECT OF QUORUM. The Shareholders present at a duly called or held meeting at which a quorum is present may not continue to do business after the withdrawal of enough Shareholders to leave less than a quorum.

      SECTION 4.02. PLACE OF MEETING. Meetings of the Shareholders shall be held at the principal office of the Corporation or at such place within or without the State of Indiana as is designated by the Directors or the Chairman or President.

      SECTION 4.03. ANNUAL MEETING. A regular annual meeting of the Shareholders shall be called by the Chairman or President within six months after the end of each fiscal year.

      SECTION 4.04. NOTICE OF REGULAR OR SPECIAL MEETINGS. Written notice specifying the place, day and hour of any regular or special meeting, the purposes of the meeting, and all other matters required by law shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph, charges prepaid, to his address appearing on the books of the Corporation or theretofore given by him to the Corporation for the purpose of notice or, if no address appears or has been given, addressed to the place where the principal office of the Corporation is situated. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least fifteen (15) days and not more than sixty (60) days before the date on which it is to be held, subject to any longer notice period required by law. Whenever an officer has been duly requested to call a special meeting of Shareholders, it shall be his duty to fix the date and hour thereof, which date shall be not less than twenty (20) days and not more than sixty (60) days after the receipt of such request if the request has been delivered in person or after the date of mailing the request, as the case may be, and to give notice of such special meeting within ten (10) days after receipt of such request. If the date of such special meeting is not so fixed and notice thereof given within ten
(10) days after the date of receipt of the request, the date and hour of such meeting may be fixed by the Person or Persons calling or requesting the meeting and notice thereof shall be given by such Person or Persons not less than twenty
20) nor more than sixty (60) days before the date on which the meeting is to be held.

      SECTION 4.05. NOTICE OF ADJOURNED MEETINGS. It shall not be necessary to give notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned and a new record date is set, notice of the adjourned meeting shall be given as in the case of an original meeting to Shareholders as of the new record date.

      SECTION 4.06. PROXIES. The appointment of a proxy or proxies shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes, shall be decided by the Secretary of the meeting unless inspectors of election are appointed pursuant to Section 4.07 in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

      SECTION 4.07. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Directors may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the Chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three inspectors are to be appointed. In case any Person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the Chairman of the meeting. The inspectors of election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine the results, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman of the meeting or of any Shareholder or his proxy, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any facts found by them.

      SECTION 4.08. QUORUM. At any meeting of the Shareholders, the holders of a majority of the Shares entitled to vote with respect to the matter under consideration, present in person or by proxy, shall constitute a quorum for such purpose, unless or except to the extent that the presence of a larger number may be required by law.

      If a quorum for any purpose shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of the Shares entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

      If a notice of any adjourned special meeting of Shareholders is sent to all Shareholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum.


                                    ARTICLE V

                             THE BOARD OF DIRECTORS

      SECTION 5.01. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all Directors. A notice of each regular meeting shall not be required.

      SECTION 5.02. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by one-third of the Directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the President and shall be held at such place, on such date, and at such time as they or he or she shall fix. Written notice of any special meeting of the Board shall be given to each Director at least one day prior thereto delivered personally, by messenger or by telegram or at least five days prior thereto delivered by mail at the last address given by the Director to the Corporation for such purpose. Such notice shall be deemed delivered when deposited in the United States mail so addressed, with postage thereon prepaid, if mailed, or when delivered to the telegram company if sent by telegram. Such notice shall be deemed to be delivered upon receipt by the Director if delivered personally or by messenger. Any Director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except in the event a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

      SECTION 5.03. COMPENSATION AND OTHER REMUNERATION. Each Director shall be paid such director's fees and fixed sums and expenses for attendance at each annual, regular or special meeting of the Board of Directors or committees of the Board of Directors as the Board of Directors by resolution so determines. The Directors and Corporation officers shall be entitled to receive remuneration for services rendered to the Corporation in any other capacity. Such services may include, without limitation, services as an officer of the Corporation, legal, accounting or other professional services, or services as a broker, transfer agent or underwriter, whether performed by a Director or any Affiliate of a Director.

      SECTION 5.04. ACTIONS BY DIRECTORS. The Directors may act with or without a meeting. Unless specifically provided otherwise in these By-Laws or in the Articles, any action of the Directors may be taken at a meeting by vote of a majority of the Directors present (a quorum being present) or without a meeting by unanimous written consent of the Directors, which consents shall be filed with the records of meetings of the Directors. Any action or actions permitted to be taken by the Directors in connection with the business of the Corporation may be taken pursuant to authority granted by a meeting of the Directors conducted by a telephone conference call, and the transaction of Corporation business represented thereby shall be of the same authority and validity as if transacted at a meeting of the Directors held in person or by written consent. The minutes of the Directors' meeting held by telephone shall be prepared in the same manner as a meeting of the Directors held in person.

      SECTION 5.05. ACTIONS BY UNAFFILIATED DIRECTORS. The following actions may only be taken by, or with approval of a majority of, the Unaffiliated
Directors:

           (a) A restructuring of Duke Realty Services Limited Partnership, an Indiana limited partnership, as provided for in Section 4.15 of the Agreement of Limited Partnership of Duke Realty Services Limited Partnership (the "Services Partnership Agreement").

           (b) The Corporation's approval of an exercise of any option held by Duke Realty Limited Partnership, an Indiana limited partnership (the "Operating Partnership"), for its purchase of the Principal Owners' interest in any of the Excluded Businesses or any of the twenty-five (25) specific properties (the "Excluded Properties") or the indirect interest of the Principal Owners in such properties, subject to certain option agreements, each of which has been denominated "Acquisition Option" (the "Acquisition Options") with owners of the Excluded Businesses or the Excluded Properties or the indirect interests therein.

           (c) The Corporation's consent pursuant to each of the Acquisition Options to an increase in the mortgage debt applicable to any Excluded Property.

           (d) The Corporation's consent pursuant to Section 7.02 of the Agreement of Limited Partnership of Duke Realty Limited Partnership (the "Operating Partnership Agreement") to the Assignment (as defined in
      Section 1.04 of the Operating Partnership Agreement) of any units of partnership interest in the Operating Partnership ("Units") by any of Gary A. Burk, Michael Coletta, Thomas L. Hefner, David R. Mennel, Daniel
      C. Staton, John W. Wynne, and Darell E. Zink, Jr. (together, the "Principal Owners").

           (e) The Corporation's consent pursuant to Section 3(l) of a certain Purchase Agreement by and among the Principal Owners, the Corporation and the underwriters named therein to certain dispositions of Units or any shares of the Corporation's Common Stock.

           (f) The voting of Operating Partnership Units owned by the Corporation in order for the Corporation to engage in any of the activities referred to in Section 3.09(a) or Section 3.09(b) of the Operating Partnership Agreement.

           (g) The exercise of the Corporation's option to purchase the interests of DMI Partnership, an Indiana partnership, pursuant to
      Section 7.03 of the Services Partnership Agreement or any successor provision.

           (h) The Corporation's decision to enforce or to waive enforcement of a provision of the Property Contribution Agreements, the Insider Contribution Agreement or the Outsider Contribution Agreement.

      SECTION 5.06 QUARTERLY MEETINGS. The Board of Directors shall meet during the forty-five (45) day period immediately following the close of each fiscal quarter of the Corporation for the purpose of (a) considering the value of the Corporation's assets and reviewing the income of the Corporation with a view to assuring the Corporation's continued qualification as a "real estate investment trust" and (b) transacting such other business as properly may come before the meeting. Such quarterly meeting may be combined with the annual meeting or any special meeting of the Directors.

      SECTION 5.07. CONDUCT OF COMMITTEE MEETINGS. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. Unless otherwise specified by the Board of Directors, one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

      SECTION 5.08. NUMBER OF DIRECTORS AND CLASSIFICATION OF BOARD OF DIRECTORS. The number of Directors shall be eleven (11). The members of the Board of Directors are hereby divided into three (3) classes, the members of the first of which classes shall serve until the annual meeting of the Corporation's Shareholders to be held in 1994 (or until their successors are duly elected and qualified) ("Class I"), the members of the second of which classes shall serve until the annual meeting of the Corporation's Shareholders to be held in 1995 (or until their successors are duly elected and qualified) ("Class II"), the members of the third of which classes shall serve until the annual meeting of the Corporation's Shareholders to be held in 1996 (or until their successors are duly elected and qualified) ("Class III"), as follows:

                                     CLASS I
                               Howard L. Feinsand
                                Philip A. Nicely
                                Daniel C. Staton
                                 Jay J. Strauss

                                    CLASS II
                                 Geoffrey Button
                                John D. Peterson
                              Dr. Sydney C. Reagan
                               Darell E. Zink, Jr.

                                    CLASS III
                                Thomas L. Hefner
                                  Lee Stanfield
                                  John W. Wynne

      SECTION 5.09.  CONFLICT OF INTEREST.  Any transaction with the
Corporation in which a Director has a direct or indirect interest is subject to review by the disinterested directors to ensure that the terms are commensurate with the terms for similar services or products with third parties in the market place.


                                   ARTICLE VI

                           OFFICERS OF THE CORPORATION

      SECTION 6.01. ENUMERATION. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and such other officers as are elected by the Directors including, in their discretion, a Chairman of the Board, with such duties as are assigned to them by the Directors. Officers shall be elected by and shall hold office at the pleasure of the Directors. When the duties do not conflict, any two or more offices, except those of Chairman and Secretary or President and Secretary, may be held by the same person.

      SECTION 6.02. POWERS AND DUTIES OF THE CHAIRMAN. The Chairman, if there shall be such an officer, shall, if present, preside at all meetings of the Shareholders and the Directors and may be the chief executive officer of the Corporation if the Directors so elect.

      SECTION 6.03. POWERS AND DUTIES OF THE PRESIDENT. The President shall, subject to the control of the Directors and the supervisory powers, if any, given by the Directors to the Chairman, have general supervision, direction and control of the business of the Corporation and its employees and shall exercise such general powers of management as are usually vested in the office of president of a corporation. In the absence of the Chairman, or if there be no Chairman, the President shall preside at all meetings of the Shareholders and/or Directors and shall be chief executive officer of the Corporation. He shall be, ex officio, a member of all standing committees.

      SECTION 6.04. POWERS AND DUTIES OF VICE-PRESIDENT. Each Vice-President, if any, designated by the Directors shall be an administrative officer of the Corporation and have such duties as are designated by the President or the Directors. One or more Assistant Vice Presidents may be appointed and shall have such duties as are designated by the President or the Board of Directors.

      SECTION 6.05.  DUTIES OF THE SECRETARY.  The Secretary shall:

           (a) MINUTES. Keep full and complete minutes of the meetings (or actions in lieu thereof) of the Directors, any committees of the Directors and the Shareholders and give notice, as required, of all such meetings;

           (b) SEAL. Keep the seal of the Corporation and affix the same to all instruments executed by the Corporation which require it;

           (c) BOOKS AND OTHER RECORDS. Maintain custody of and keep the books of account and other records of the Corporation except such as are in the custody of the Treasurer;

           (d) SHARE REGISTER. Maintain at the principal office of the Corporation a share register, showing the ownership and transfers of ownership of all shares of the Corporation, unless a transfer agent is employed to maintain and does maintain such a share register; and

           (e) GENERAL DUTIES. Generally, perform all duties which pertain to his office and which are required by the Directors.

      An Assistant Secretary or Secretaries may be appointed to act in the absence of the Secretary.

      SECTION 6.06. DUTIES OF THE TREASURER. The Treasurer shall perform all duties which pertain to his office and which are required by the Directors, including without limitation the receipt, deposit and disbursement of funds belonging to the Corporation.

      An Assistant Treasurer or Treasurers may be appointed to act in the absence of the Treasurer.


                                   ARTICLE VII

                         CONTRACTS, CHECKS, NOTES, ETC.
                             SPECIAL CORPORATE ACTS

      SECTION 7.01. All contracts and agreements entered into by the Corporation and all checks, drafts and bills of exchange, orders for the payment of money, and deeds, mortgages, notes or bonds of the Corporation shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by either the President, any Vice President or the Secretary, singly.

                                  ARTICLE VIII

                                  MISCELLANEOUS

      SECTION 8.01. FACSIMILE SIGNATURES. Facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

      SECTION 8.02. CORPORATE SEAL. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

      SECTION 8.03. RELIANCE UPON BOOKS, REPORTS AND RECORDS. Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be protected to the fullest possible extent in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

      SECTION 8.04.  SEVERABILITY.

      (a) The provisions of these By-Laws are severable, and if the Directors shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT provisions of the Code, or with other applicable Federal laws and regulations, the Conflicting Provisions shall be deemed never to have constituted a part of these By-Laws.

      (b) If any provision of these By-Laws shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and these By-Laws shall be carried out as if any such invalid or unenforceable provision were not contained herein.

      SECTION 8.05. AMENDMENT. The Shareholders or the Directors may, by a majority vote, amend or repeal any provision of these By-Laws, except that
Section 5.05 hereof can only be amended or repealed by a majority vote of the Shareholders or the Unaffiliated Directors.